Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-240498, 333-268641, 333-273850, 333-281440, and 333-290044) of Rackspace Technology, Inc. of our report dated March 20, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Austin, Texas
March 6, 2026